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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Herbalife International, Inc. on Form S-3 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Herbalife International, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Los Angeles, CA
February 12, 1998